EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 228 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 27, 2020

Schedule A

Eaton Vance Growth Trust

Report Date	Fund Name

November 18, 2019	Eaton Vance Atlanta Capital Focused Growth Fund
November 19, 2019	Eaton Vance Atlanta Capital Select Equity Fund
November 19, 2019	Eaton Vance Atlanta Capital SMID-Cap Fund